EXHIBIT 99.1

Generex Receives Funding Commitment

Initial Closing Consummated

WORCESTER, MA, April 8, 2010 (GlobeNewswire) – Generex Biotechnology Corporation (NasdaqCM:GNBT, www.generex.com), the leader in drug delivery for metabolic diseases through the inner lining of the mouth, today announced that it has entered into a common stock purchase agreement with Seaside 88, LP, a private investment limited partnership.  Seaside has committed to purchase up to 49,455,130 shares of Generex common stock.  Seaside will purchase up to 2,000,000 shares every two weeks in up to 25 tranches (with up to 1,455,130 shares purchased in the final tranche).  Today, Generex and Seaside closed the first tranche of 2,000,000 shares for gross proceeds to Generex of $945,180 at a per share price of $0.47259, being 89% of the 10-day volume weighted average trading price (VWAP) of the Company’s common stock on the NASDAQ Capital Market immediately prior to the closing.

At each subsequent closing, the price of the common stock to be sold will be an amount equal to the lower of (a) the VWAP for the ten consecutive trading days immediately prior to the closing date multiplied by 0.89, and (b) the VWAP for the trading day immediately prior to the closing date multiplied by 0.95.

Generex is offering these securities pursuant to an effective shelf registration statement and only by prospectus.  Copies of the final prospectus supplement in respect of the offering and the accompanying base prospectus are available online at the U.S. Securities and Exchange Commission website, www.sec.gov.  This press release does not constitute an offer to sell or solicitation of an offer to buy, nor will there be any sales of securities in any jurisdictions where any such offer, solicitation, or sale would be unlawful.

Midtown Partners & Co., LLC acted as placement agent for the transaction.

About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's flagship product, oral insulin (Generex Oral-lyn™), which has been launched in India, Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world.  Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

EXHIBIT 99.1

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements related to the shares to be sold in the future pursuant to the common stock purchase agreement with Seaside and the impact thereof on our business.   These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  The risks and uncertainties involved include Generex’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to Seaside, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by Seaside of the shares it may purchase under the common stock purchase agreement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contact:
American Capital Ventures, Inc.
Howard Gostfrand
1-877-918-0774

Media Contact:
Beckerman Public Relations
Angelene Taccini
201-488-0049